Exhibit 99.1

The Container Store Provides Store Operations and Customer Service Update

COPPELL, Texas, April 6, 2020 -- The Container Store Group, Inc. (NYSE: TCS) (the “Company”), today provided an update on its store operations and customer service related to the evolving COVID-19 pandemic.

Effective as of start of business today, the Company is closing all remaining stores  that were not already closed in accordance with state and local orders.  The Company is shifting to Click & Pick Up/Contactless Curbside Delivery and scheduled in store appointments (only allowing one customer in the store at a time) in select locations, only where it is legally permitted and store employees wish to work. Those customers arriving to pick up their orders who desire to purchase additional products will be able to do so without entering into the store.  All precautionary health and sanitization measures, including frequent hand washing and cleaning, employees wearing masks and gloves,  and social distancing are in strict effect in these locations. Customers can also still order online at www.containerstore.com and have their products shipped directly to their homes.

Melissa Reiff, Chief Executive Officer, said, “As the unprecedented impact of the COVID-19 pandemic continues to evolve, we are  adjusting and making careful, thoughtful and compassionate decisions. The health and safety of our employees and customers remains our number one priority and we have made the decision to close our entire store base, offering pick-up, curbside delivery and in store appointments for only one customer at a time, in select locations where employees are willing and we are able to do so. As a result of our chain-wide store closures, we have had to furlough additional employees, primarily in our stores, in order to preserve our financial health and flexibility. I am so grateful to every single employee in our company for the fortitude, determination and care that they continue to demonstrate as we make the difficult decisions to protect the long-term health of our company. We look forward to re-opening our stores as soon as it is safe to do so and welcoming back our employees and customers.”

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the Company’s plans in response to the outbreak of COVID-19 and re-opening its stores.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the outbreak of COVID-19 and the associated impact on our business, results of operations and financial condition; our optimization plan may not result in improved sales and profitability; our inability to open or relocate new stores, or remodel existing stores, in the timeframe and at the locations we anticipate; overall decline in the health of the economy, consumer spending, and the housing market; our inability to manage costs and risks relating to new store openings; our inability to source and market new products to meet consumer preferences; our failure to achieve or maintain profitability; risks relating to the opening of a second distribution center; effects of a security breach or cyber-attack of our website or information technology systems, including relating to our use of third-party web service providers; our vulnerability to natural disasters and other unexpected events, including health epidemics or pandemics such as COVID-19; our reliance upon independent third party transportation providers; our inability to protect our brand; our failure to successfully anticipate consumer preferences and demand; our inability to manage our growth; inability to locate available retail store sites on terms acceptable to us; our inability to maintain sufficient levels of cash flow to meet growth expectations; disruptions in the global financial markets leading to difficulty in borrowing sufficient amounts of capital to finance the carrying costs of inventory to pay for capital expenditures and operating costs; fluctuations in currency exchange rates; our inability to effectively grow and manage our online sales; competition from other stores and internet-based competition; our inability to obtain merchandise on a timely basis at competitive prices as a result of changes in vendor relationships; vendors may sell similar or identical products to our competitors; our reliance on key executive management, and the transition in our executive leadership; our inability to find, train and retain key personnel; labor relations difficulties; increases in health care costs and labor costs; our dependence on foreign imports for our merchandise; violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery and anti-kickback laws; our indebtedness may restrict our current and future operations, and we may not be able to refinance our debt on favorable terms, or at all; effects of tax reform; and uncertainty with respect to tax and trade policies, tariffs and government regulations affecting trade between the United States and other countries.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10‑K filed with the Securities and Exchange Commission, or SEC, on May 30, 2019, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

About The Container Store

The Container Store Group, Inc. (NYSE: TCS) is the nation’s leading retailer of storage and organization products and solutions – a concept they originated in 1978. Today, with locations nationwide, the retailer offers more than 10,000 products designed to help customers accomplish projects, maximize their space and make the most of their home. The Container Store also offers a full suite of custom closets designed to accommodate all sizes, styles and budgets.

Visit www.containerstore.com for more information about store locations, the product collection and services offered. Visit www.containerstore.com/blog for inspiration, tips and real solutions to everyday organization challenges, and www.whatwestandfor.com to learn more about the company’s unique culture.

Investors:

ICR, Inc.

Farah Soi/Caitlin Churchill

203-682-8200

Farah.Soi@icrinc.com

Caitlin.Churchill@icrinc.com

or

Media:

The Container Store Group, Inc.

Felipe Avila, 972-538-6674

publicrelations@containerstore.com